RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS1 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS1

                 $ 316,730       0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated January 25, 2002
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated January 25, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                 CREDIT SCORE OF THE MORTGAGE LOANS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE             LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................          17          $ 1,780,984             2.88%         $   104,764               80.64%
500 - 519..................          15            1,994,933             3.23              132,996               82.15
520 - 539..................          12            1,180,622             1.91               98,385               78.74
540 - 559..................          15            1,375,124             2.22               91,675               82.28
560 - 579..................          16            1,495,753             2.42               93,485               82.44
580 - 599..................           8              839,735             1.36              104,967               85.31
600 - 619..................          19            2,150,442             3.48              113,181               78.34
620 - 639..................          12            1,317,990             2.13              109,833               79.35
640 - 659..................          36            4,957,697             8.02              137,714               74.38
660 - 679..................          27            4,940,612             7.99              182,986               76.63
680 - 699..................          30            4,840,534             7.83              161,351               70.13
700 - 719..................          37            4,589,252             7.42              124,034               79.96
720 - 739..................          33            4,597,870             7.44              139,329               71.90
740 - 759..................          50            7,088,021            11.47              141,760               75.07
760 - 779..................          52            7,020,949            11.36              135,018               73.49
780 - 799..................          46            6,750,799            10.92              146,756               72.96
800 or greater.............          37            4,893,042             7.92              132,244               70.61
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........         462          $61,814,359           100.00%         $   133,797               75.26%
                                  =========      ============       =============      ============        ================

         The minimum and maximum credit scores of the mortgage loans were 422 and 820, respectively, and the weighted average credit score of the mortgage loans was 699.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.



                                             OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      294         $ 44,965,594         72.74%        $   152,944         694           75.10%
Second/Vacation............        8            2,153,739          3.48             269,217         700           66.55
Non Owner-occupied.........      160           14,695,026         23.77              91,844         713           77.02
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699           75.26%
                             ==========      ============     ============      ============   =============  =============


                                                    PURPOSE OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      144         $ 18,196,843         29.44%        $   126,367         707           81.94%
Rate/Term Refinance........      121           16,138,541         26.11             133,376         715           71.08
Equity Refinance...........      197           27,478,975         44.45             139,487         684           73.29
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699           75.26%
                             ==========      ============     ============      ============   =============  =============


                                                      MORTGAGED PROPERTY TYPES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        AVERAGE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      304         $ 40,713,703         65.86%        $   133,927         693          74.74%
Two-to-four family units...       80            9,819,227         15.89             122,740         707          78.26
Planned Unit Developments
(detached).................       39            6,914,692         11.19             177,300         715          75.63
Condo Low-Rise (less than
5 stories).................       24            2,335,216          3.78              97,301         728          77.39
Condo High-Rise
(9 stories or more)........        4              944,489          1.53             236,122         711          70.22
Planned Unit Developments
(attached).................        6              478,973          0.77              79,829         712          74.34
Condotel (5 to 8 stories)..        2              370,055          0.60             185,027         651          48.33
Manufactured Home..........        2              182,184          0.29              91,092         679          74.03
Townhouse..................        1               55,818          0.09              55,818         693          69.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699          75.26%
                             ==========      ============     ============      ============   =============  =============


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................       9          $  1,098,000          1.78%        $   122,000         640           85.69%
Arkansas...................       4               610,216          0.99             152,554         639           74.45
Arizona....................      19             1,762,653          2.85              92,771         725           74.68
California.................      54            10,694,076         17.30             198,038         732           68.64
Colorado...................       7             1,297,550          2.10             185,364         663           85.93
Connecticut................       2               317,332          0.51             158,666         521           83.25
District of Columbia.......       1               576,597          0.93             576,597         695           39.00
Florida....................      26             3,683,561          5.96             141,675         690           73.72
Georgia....................      16             1,930,420          3.12             120,651         708           79.89
Hawaii.....................       1               197,951          0.32             197,951         590           76.00
Iowa.......................       3               323,989          0.52             107,996         742           98.52
Idaho......................       3               463,361          0.75             154,454         691           71.23
Illinois...................      10             1,029,178          1.66             102,918         714           79.09
Indiana....................      17             1,048,959          1.70              61,703         685           85.50
Kansas.....................       4               306,240          0.50              76,560         675           89.17
Kentucky...................       2               153,816          0.25              76,908         719           83.88
Louisiana..................       8               924,534          1.50             115,567         729           86.52
Massachusetts..............       7             1,022,652          1.65             146,093         653           59.81
Maryland...................       6               901,420          1.46             150,237         741           73.05
Maine......................       3               787,206          1.27             262,402         693           87.02
Michigan...................      21             1,878,289          3.04              89,442         671           69.94
Minnesota..................       4               460,367          0.74             115,092         697           84.61
Missouri...................       8               641,784          1.04              80,223         653           84.46
Mississippi................       3               239,859          0.39              79,953         601           72.53
Montana....................       3               514,811          0.83             171,604         620           57.24
North Carolina.............       6               769,847          1.25             128,308         667           70.63
New Hampshire..............       1               259,288          0.42             259,288         609           75.00
New Jersey.................      11             2,356,438          3.81             214,222         658           73.64
New Mexico.................       6               759,532          1.23             126,589         758           74.38
Nevada.....................       5               741,626          1.20             148,325         767           71.52
New York...................      19             2,794,126          4.52             147,059         726           75.23
Ohio.......................      18             1,910,436          3.09             106,135         713           74.34
Oklahoma...................       5               352,268          0.57              70,454         689           87.72
Oregon.....................      17             1,951,587          3.16             114,799         663           81.52
Pennsylvania...............      11             1,757,242          2.84             159,749         710           79.33
Rhode Island...............       3               867,038          1.40             289,013         747           63.61
South Carolina.............       5               592,181          0.96             118,436         697           81.41
Tennessee..................      12               998,397          1.62              83,200         647           75.95
Texas......................      66             8,499,415         13.75             128,779         680           77.49
Utah.......................       6               766,203          1.24             127,701         743           78.15
Virginia...................      11             1,108,669          1.79             100,788         731           76.69
Vermont....................       2               240,499          0.39             120,250         710           90.00
Washington.................      16             2,103,478          3.40             131,467         725           79.85
West Virginia..............       1               121,268          0.20             121,268         813           98.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699           75.26%
                             ==========      ============     ============      ============   =============  =============

    No more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Washington and no more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Washington.


                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      257         $ 30,437,360         49.24%        $   118,433         693           79.60%
Reduced Documentation......      205           31,376,999         50.76             153,059         705           71.05
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699           75.26%
                             ==========      ============     ============      ============   =============  =============

      No more than 22.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in Washington. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 5.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                           MORTGAGE RATES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.125 - 6.249..............       1          $    227,151          0.37%        $   227,151         770          53.00%
6.250 - 6.374..............       4               759,086          1.23             189,771         719          69.64
6.375 - 6.499..............       3               419,400          0.68             139,800         626          81.09
6.500 - 6.624..............      11             1,354,273          2.19             123,116         764          64.71
6.625 - 6.749..............      15             1,808,654          2.93             120,577         725          69.64
6.750 - 6.874..............      37             7,015,144         11.35             189,598         732          72.29
6.875 - 6.999..............      57             9,980,362         16.15             175,094         715          69.49
7.000 - 7.124..............      46             6,085,622          9.84             132,296         696          79.44
7.125 - 7.249..............      19             2,726,954          4.41             143,524         711          74.76
7.250 - 7.374..............      38             4,647,566          7.52             122,304         676          77.48
7.375 - 7.499..............      25             3,970,441          6.42             158,818         699          75.47
7.500 - 7.624..............      40             4,817,205          7.79             120,430         680          76.92
7.625 - 7.749..............      23             3,235,097          5.23             140,656         691          74.35
7.750 - 7.874..............      29             3,170,515          5.13             109,328         687          79.92
7.875 - 7.999..............      38             4,558,966          7.38             119,973         674          77.19
8.000 - 8.124..............      24             2,625,216          4.25             109,384         709          77.94
8.125 - 8.249..............      16             1,221,219          1.98              76,326         649          85.22
8.250 - 8.374..............       6               583,715          0.94              97,286         620          81.34
8.375 - 8.499..............       9               900,601          1.46             100,067         691          83.86
8.500 - 8.624..............      13               980,419          1.59              75,417         638          85.37
8.625 - 8.749..............       5               257,838          0.42              51,568         730          78.06
8.875 - 8.999..............       2               253,857          0.41             126,929         603          90.00
9.000 - 9.124..............       1               215,058          0.35             215,058         642          80.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........     462          $ 61,814,359        100.00%        $   133,797         699          75.26%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.2777% per annum.


                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.845......................       1          $    227,151         0.37%         $   227,151         770          53.00%
5.970......................       4               759,086         1.23              189,771         719          69.64
6.095......................       3               419,400         0.68              139,800         626          81.09
6.220......................      15             3,286,725         5.32              219,115         745          70.28
6.345......................      15             1,808,654         2.93              120,577         725          69.64
6.470......................      35             6,131,968         9.92              175,199         743          72.45
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      73          $ 12,632,984        20.44%         $   173,055         736          71.25%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.564154348%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
 100,000 or less...........      205         $ 13,769,135         22.27%        $    67,167         687           76.50%
 100,001-200,000...........      182           24,585,444         39.77             135,085         700           77.32
 200,001-300,000...........       46           10,908,563         17.65             237,143         674           75.42
 300,001-400,000...........       12            4,036,984          6.53             336,415         727           76.62
 400,001-500,000...........        9            3,831,611          6.20             425,735         754           66.52
 500,001-600,000...........        4            2,219,153          3.59             554,788         712           60.33
 600,001-700,000...........        4            2,463,468          3.99             615,867         724           71.95
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      462         $ 61,814,359        100.00%        $   133,797         699           75.26%
                             ==========      ============     ============      ============   =============  =============



                                              ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE           CREDIT SCORE
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01-50.00................          31          $  4,131,377            6.68%         $   133,270                724
50.01-55.00................          11             1,281,369            2.07              116,488                726
55.01-60.00................          24             3,864,989            6.25              161,041                724
60.01-65.00................          17             3,544,600            5.73              208,506                732
65.01-70.00................          36             5,506,383            8.91              152,955                727
70.01-75.00................          50             7,239,020           11.71              144,780                707
75.01-80.00................         148            20,491,074           33.15              138,453                689
80.01-85.00................          19             2,279,391            3.69              119,968                707
85.01-90.00................          88             9,671,281           15.65              109,901                664
90.01-95.00................          25             2,543,146            4.11              101,726                663
95.01-100.00...............          13             1,261,730            2.04               97,056                737
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........         462          $ 61,814,359          100.00%         $   133,797                699
                                  =========      ============       =============      ============        ================

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.26%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        6%        18%        24%         30%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         93        81         75          69
April 2007.............................................      97         86        65         56          47
April 2008.............................................      95         79        52         42          33
April 2009.............................................      93         73        42         31          22
April 2010.............................................      91         67        34         23          15
April 2011.............................................      89         62        27         17          11
April 2012.............................................      87         56        22         13           7
April 2013.............................................      85         52        17          9           5
April 2014.............................................      82         47        14          7           3
April 2015.............................................      79         43        11          5           2
April 2016.............................................      77         39         9          4           2
April 2017.............................................      73         35         7          3           1
April 2018.............................................      70         31         5          2           1
April 2019.............................................      67         28         4          1           *
April 2020.............................................      63         25         3          1           *
April 2021.............................................      59         22         2          1           *
April 2022.............................................      54         19         2          1           *
April 2023.............................................      50         16         1          *           *
April 2024.............................................      45         14         1          *           *
April 2025.............................................      40         11         1          *           *
April 2026.............................................      34          9         1          *           *
April 2027.............................................      28          7         *          *           *
April 2028.............................................      21          5         *          *           *
April 2029.............................................      15          3         *          *           *
April 2030.............................................       7          2         *          *           *
April 2031.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    16.5        9.8       4.5        3.4         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $12,636,133.79       $49,979,471.48
Weighted average mortgage rate.........     6.6619460698%              7.4332%
Weighted average servicing fee rate....     0.3286123689%              0.3300%
Weighted average original term to
maturity (months)......................              359                  359
Weighted average remaining term
to maturity (months)...................              311                  313

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%      6%      18%     24%      30%
------------------------------ ------  ------  ------  ------   ------
$222,999......................  2.4%    4.3%    10.0%   13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    92,149        $10,513,716         104,820        $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days..............     1,602            192,517           2,082            244,557          2,324        289,263
60 to 89 days..............       236             28,610             372             44,459            477         64,448
90 days or more(2).........       307             35,045             409             44,171            516         62,039

Foreclosures Pending.......       273             32,685             446             55,203            602         81,640
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     2,418        $   288,858           3,309        $   388,390          3,919    $   497,389
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.624%             2.747%          3.157%             3.104%         3.872%         3.937%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    99,386        $12,962,473         101,112        $14,114,861         106,211   $15,669,395
Period of Delinquency
30 to 59 days..............     2,147            280,302           2,182            284,482           2,032       282,672
60 to 89 days..............       488             63,986             526             70,816             409        51,071
90 days or more(2).........       644             84,033             696             94,223             555        70,963

Foreclosures Pending.......       769            102,671             787            103,707             747        88,396
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     4,048        $   530,992           4,191         $  553,228           3,743   $   493,102
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     4.073%             4.096%          4.145%             3.919%          3.524%        3.147%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    37,066        $5,021,100          44,520         $6,234,461         45,103     $6,477,882
Period of Delinquency
30 to 59 days..............       573            83,679             742            104,823            901        131,032
60 to 89 days..............        65            11,033             118             17,904            185         29,788
90 days or more(2).........        77            13,377             123             17,598            165         27,231
Foreclosures Pending.......        80            12,263             113             19,378            198         34,074
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....       795        $  120,353           1,096         $  159,703          1,449     $  222,125
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.145%            2.397%          2.462%             2.562%         3.213%         3.429%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    45,867        $6,776,784          51,824         $8,071,748         56,271     $9,191,522
Period of Delinquency
30 to 59 days..............       893           131,270             934            142,682            946        161,218
60 to 89 days..............       216            33,636             216             35,031            186         26,348
90 days or more(2).........       206            37,139             258             43,618            225         34,430
Foreclosures Pending.......       251            41,335             279             44,333            268         42,461
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     1,566        $  243,380           1,687         $  265,664          1,625     $  264,457
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     3.414%            3.591%          3.255%             3.291%         2.888%         2.877%

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:43                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVC2    28,046,000.00           0.00     5.500000  %          0.00
A-2     76110GVD0    18,772,000.00           0.00     5.500000  %          0.00
A-3     76110GVE8   146,491,000.00           0.00     6.500000  %          0.00
A-4     76110GVF5    75,000,000.00           0.00     6.500000  %          0.00
A-5     76110GVG3    23,409,000.00           0.00     0.000000  %          0.00
A-5A    76110GVH1             0.00           0.00     0.000000  %          0.00
A-6     76110GVJ7    25,000,000.00   1,258,075.04     6.500000  %    495,352.47
A-7     76110GVK4    14,773,000.00           0.00     6.500000  %          0.00
A-8     76110GVL2    27,001,000.00   6,793,856.83     6.500000  %  2,675,002.39
A-9     76110GVM0    42,440,000.00  42,440,000.00     6.500000  %          0.00
A-P     76110GVN8     1,246,429.68     339,401.48     0.000000  %      1,872.60
A-V     76110GVP3             0.00           0.00     0.483982  %          0.00
R-I     76110GVQ1           100.00           0.00     6.500000  %          0.00
R-II    76110GVR9           100.00           0.00     6.500000  %          0.00
M-1     76110GVS7    11,667,600.00  11,001,602.93     6.500000  %     74,634.06
M-2     76110GVT5     3,818,200.00   3,600,253.72     6.500000  %     24,423.86
M-3     76110GVU2     1,697,000.00   1,600,133.70     6.500000  %     10,855.18
B-1     76110GVV0     2,121,200.00   2,000,120.00     6.500000  %     13,568.66
B-2     76110GVW8     1,272,700.00   1,200,590.60     6.500000  %      8,144.72
B-3     76110GVX6     1,484,915.66   1,183,569.95     6.500000  %      8,029.25

-------------------------------------------------------------------------------
                  424,240,245.34    71,417,604.25                  3,311,883.19
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-5A            0.00          0.00            0.00       0.00              0.00
A-6         6,814.57    502,167.04            0.00       0.00        762,722.57
A-7             0.00          0.00            0.00       0.00              0.00
A-8        36,800.06  2,711,802.45            0.00       0.00      4,118,854.44
A-9       229,883.33    229,883.33            0.00       0.00     42,440,000.00
A-P             0.00      1,872.60            0.00       0.00        337,528.88
A-V        28,804.02     28,804.02            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,592.02    134,226.08            0.00       0.00     10,926,968.87
M-2        19,501.37     43,925.23            0.00       0.00      3,575,829.86
M-3         8,667.39     19,522.57            0.00       0.00      1,589,278.52
B-1        10,833.98     24,402.64            0.00       0.00      1,986,551.34
B-2         6,503.20     14,647.92            0.00       0.00      1,192,445.88
B-3         6,411.00     14,440.25            0.00       0.00      1,175,540.70

-------------------------------------------------------------------------------
          413,810.94  3,725,694.13            0.00       0.00     68,105,721.06
===============================================================================







































Run:        04/25/05     17:48:43
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      50.323002   19.814099     0.272583    20.086682   0.000000   30.508903
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     251.615008   99.070493     1.362915   100.433408   0.000000  152.544515
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     272.298940    1.502371     0.000000     1.502371   0.000000  270.796569
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     942.919103    6.396693     5.107479    11.504172   0.000000  936.522410
M-2     942.919102    6.396692     5.107477    11.504169   0.000000  936.522409
M-3     942.919096    6.396694     5.107478    11.504172   0.000000  936.522402
B-1     942.919100    6.396691     5.107477    11.504168   0.000000  936.522409
B-2     943.341404    6.399560     5.109767    11.509327   0.000000  936.941844
B-3     797.062069    5.407209     4.317417     9.724626   0.000000  791.654859

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:43                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1 (POOL #  4565)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4565
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       15,223.71
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,803.62

SUBSERVICER ADVANCES THIS MONTH                                       24,242.99
MASTER SERVICER ADVANCES THIS MONTH                                    1,229.07


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   1,857,188.18

 (B)  TWO MONTHLY PAYMENTS:                                    3     301,785.62

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     245,620.35


FORECLOSURES
  NUMBER OF LOANS                                                            10
  AGGREGATE PRINCIPAL BALANCE                                      1,064,812.41

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      68,105,721.07

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          500

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 170,946.29

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,829,266.90

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      409,803.43

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         71.03715300 %    22.79459700 %    6.13893540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            69.82859600 %    23.62808439 %    6.42563680 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,168,741.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,273,278.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.28601247
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              315.50

POOL TRADING FACTOR:                                                16.05357385

Run:        04/26/05     15:34:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVC2    28,046,000.00           0.00     5.500000  %          0.00
A-2     76110GVD0    18,772,000.00           0.00     5.500000  %          0.00
A-3     76110GVE8   146,491,000.00           0.00     6.500000  %          0.00
A-4     76110GVF5    75,000,000.00           0.00     6.500000  %          0.00
A-5     76110GVG3    23,409,000.00           0.00     0.000000  %          0.00
A-5A    76110GVH1             0.00           0.00     0.000000  %          0.00
A-6     76110GVJ7    25,000,000.00     762,722.57     6.500000  %    366,803.00
A-7     76110GVK4    14,773,000.00           0.00     6.500000  %          0.00
A-8     76110GVL2    27,001,000.00   4,118,854.44     6.500000  %  1,980,809.58
A-9     76110GVM0    42,440,000.00  42,440,000.00     6.500000  %          0.00
A-P     76110GVN8     1,246,429.68     337,528.88     0.000000  %      9,700.59
A-V     76110GVP3             0.00           0.00     0.489245  %          0.00
R-I     76110GVQ1           100.00           0.00     6.500000  %          0.00
R-II    76110GVR9           100.00           0.00     6.500000  %          0.00
M-1     76110GVS7    11,667,600.00  10,926,968.87     6.500000  %     11,370.35
M-2     76110GVT5     3,818,200.00   3,575,829.86     6.500000  %      3,720.92
M-3     76110GVU2     1,697,000.00   1,589,278.52     6.500000  %      1,653.77
B-1     76110GVV0     2,121,200.00   1,986,551.34     6.500000  %      2,067.16
B-2     76110GVW8     1,272,700.00   1,192,445.88     6.500000  %      1,240.83
B-3     76110GVX6     1,484,915.66   1,175,540.70     6.500000  %      1,223.24

-------------------------------------------------------------------------------
                  424,240,245.34    68,105,721.06                  2,378,589.44
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-5A            0.00          0.00            0.00       0.00              0.00
A-6         4,131.41    370,934.41            0.00       0.00        395,919.57
A-7             0.00          0.00            0.00       0.00              0.00
A-8        22,310.46  2,003,120.04            0.00       0.00      2,138,044.86
A-9       229,883.33    229,883.33            0.00       0.00     42,440,000.00
A-P             0.00      9,700.59            0.00       0.00        327,828.29
A-V        27,766.96     27,766.96            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,187.75     70,558.10            0.00       0.00     10,915,598.52
M-2        19,369.08     23,090.00            0.00       0.00      3,572,108.94
M-3         8,608.59     10,262.36            0.00       0.00      1,587,624.75
B-1        10,760.49     12,827.65            0.00       0.00      1,984,484.18
B-2         6,459.08      7,699.91            0.00       0.00      1,191,205.05
B-3         6,367.51      7,590.75            0.00       0.00      1,174,317.46

-------------------------------------------------------------------------------
          394,844.66  2,773,434.10            0.00       0.00     65,727,131.62
===============================================================================





































Run:        04/26/05     15:34:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      30.508903   14.672120     0.165256    14.837376   0.000000   15.836783
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     152.544515   73.360601     0.826283    74.186884   0.000000   79.183914
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     270.796566    7.782701     0.000000     7.782701   0.000000  263.013865
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     936.522410    0.974523     5.072830     6.047353   0.000000  935.547887
M-2     936.522411    0.974525     5.072830     6.047355   0.000000  935.547886
M-3     936.522404    0.974526     5.072829     6.047355   0.000000  935.547878
B-1     936.522410    0.974524     5.072831     6.047355   0.000000  935.547886
B-2     936.941843    0.974959     5.075100     6.050059   0.000000  935.966884
B-3     791.654859    0.823777     4.288129     5.111906   0.000000  790.831082

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     15:34:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1 (POOL #  4565)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4565
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,686.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,378.10

SUBSERVICER ADVANCES THIS MONTH                                       27,756.50
MASTER SERVICER ADVANCES THIS MONTH                                    1,229.11


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,123,156.87

 (B)  TWO MONTHLY PAYMENTS:                                    3     416,885.93

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     376,646.62


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,001,482.15

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      65,727,131.62

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          489

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 233,392.56

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,307,653.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         69.82859600 %    23.74576700 %    6.39379170 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            68.76826200 %    24.45768104 %    6.65145720 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              669,217.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,203.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.29173861
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.30

POOL TRADING FACTOR:                                                15.49290345

Run:        04/07/05     11:14:52                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVC2    28,046,000.00           0.00     5.500000  %          0.00
A-2     76110GVD0    18,772,000.00           0.00     5.500000  %          0.00
A-3     76110GVE8   146,491,000.00           0.00     6.500000  %          0.00
A-4     76110GVF5    75,000,000.00           0.00     6.500000  %          0.00
A-5     76110GVG3    23,409,000.00           0.00     0.000000  %          0.00
A-5A    76110GVH1             0.00           0.00     0.000000  %          0.00
A-6     76110GVJ7    25,000,000.00     395,919.57     6.500000  %    395,919.57
A-7     76110GVK4    14,773,000.00           0.00     6.500000  %          0.00
A-8     76110GVL2    27,001,000.00   2,138,044.86     6.500000  %  2,138,044.86
A-9     76110GVM0    42,440,000.00  42,440,000.00     6.500000  %    499,176.58
A-P     76110GVN8     1,246,429.68     327,828.29     0.000000  %      3,825.58
A-V     76110GVP3             0.00           0.00     0.488039  %          0.00
R-I     76110GVQ1           100.00           0.00     6.500000  %          0.00
R-II    76110GVR9           100.00           0.00     6.500000  %          0.00
M-1     76110GVS7    11,667,600.00  10,915,598.52     6.500000  %     16,250.32
M-2     76110GVT5     3,818,200.00   3,572,108.94     6.500000  %      5,317.89
M-3     76110GVU2     1,697,000.00   1,587,624.75     6.500000  %      2,363.54
B-1     76110GVV0     2,121,200.00   1,984,484.18     6.500000  %      2,954.36
B-2     76110GVW8     1,272,700.00   1,191,205.05     6.500000  %      1,773.37
B-3     76110GVX6     1,484,915.66   1,174,317.46     6.500000  %      1,748.24

-------------------------------------------------------------------------------
                  424,240,245.34    65,727,131.62                  3,067,374.31
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-5A            0.00          0.00            0.00       0.00              0.00
A-6         2,144.56    398,064.13            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8        11,581.08  2,149,625.94            0.00       0.00              0.00
A-9       229,883.33    729,059.91            0.00       0.00     41,940,823.42
A-P             0.00      3,825.58            0.00       0.00        324,002.71
A-V        26,731.16     26,731.16            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,126.16     75,376.48            0.00       0.00     10,899,348.20
M-2        19,348.92     24,666.81            0.00       0.00      3,566,791.05
M-3         8,599.63     10,963.17            0.00       0.00      1,585,261.21
B-1        10,749.29     13,703.65            0.00       0.00      1,981,529.82
B-2         6,452.36      8,225.73            0.00       0.00      1,189,431.68
B-3         6,360.89      8,109.13            0.00       0.00      1,128,417.17

-------------------------------------------------------------------------------
          380,977.38  3,448,351.69            0.00       0.00     62,615,605.26
===============================================================================







































Run:        04/07/05     11:14:52
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      15.836783   15.836783     0.085782    15.922565   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8      79.183914   79.183914     0.428913    79.612827   0.000000    0.000000
A-9    1000.000000   11.761936     5.416667    17.178603   0.000000  988.238064
A-P     263.013868    3.069231     0.000000     3.069231   0.000000  259.944638
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     935.547887    1.392773     5.067551     6.460324   0.000000  934.155113
M-2     935.547887    1.392774     5.067550     6.460324   0.000000  934.155113
M-3     935.547880    1.392775     5.067549     6.460324   0.000000  934.155105
B-1     935.547886    1.392773     5.067551     6.460324   0.000000  934.155113
B-2     935.966887    1.393400     5.069820     6.463220   0.000000  934.573487
B-3     790.831085    1.177333     4.283671     5.461004   0.000000  759.920043

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:53                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1 (POOL #  4565)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4565
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,179.71
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,283.39

SUBSERVICER ADVANCES THIS MONTH                                       27,014.87
MASTER SERVICER ADVANCES THIS MONTH                                      463.94


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   2,007,695.28

 (B)  TWO MONTHLY PAYMENTS:                                    5     534,759.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     557,718.69


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        825,365.81

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      62,615,605.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          470

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  62,546.69

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,872,378.41

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         68.76826200 %    24.58028000 %    6.61828170 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            67.32981900 %    25.63482442 %    6.90201970 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              669,217.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,203.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.27755674
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.00

POOL TRADING FACTOR:                                                14.75946848

Run:        04/25/05     11:59:46                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GVC2    28,046,000.00           0.00     5.500000  %          0.00
A-2     76110GVD0    18,772,000.00           0.00     5.500000  %          0.00
A-3     76110GVE8   146,491,000.00           0.00     6.500000  %          0.00
A-4     76110GVF5    75,000,000.00           0.00     6.500000  %          0.00
A-5     76110GVG3    23,409,000.00           0.00     0.000000  %          0.00
A-5A    76110GVH1             0.00           0.00     0.000000  %          0.00
A-6     76110GVJ7    25,000,000.00           0.00     6.500000  %          0.00
A-7     76110GVK4    14,773,000.00           0.00     6.500000  %          0.00
A-8     76110GVL2    27,001,000.00           0.00     6.500000  %          0.00
A-9     76110GVM0    42,440,000.00  41,940,823.42     6.500000  %  2,328,131.05
A-P     76110GVN8     1,246,429.68     324,002.71     0.000000  %      7,272.20
A-V     76110GVP3             0.00           0.00     0.481471  %          0.00
R-I     76110GVQ1           100.00           0.00     6.500000  %          0.00
R-II    76110GVR9           100.00           0.00     6.500000  %          0.00
M-1     76110GVS7    11,667,600.00  10,899,348.20     6.500000  %     11,544.32
M-2     76110GVT5     3,818,200.00   3,566,791.05     6.500000  %      3,777.86
M-3     76110GVU2     1,697,000.00   1,585,261.21     6.500000  %      1,679.07
B-1     76110GVV0     2,121,200.00   1,981,529.82     6.500000  %      2,098.78
B-2     76110GVW8     1,272,700.00   1,189,431.68     6.500000  %      1,259.82
B-3     76110GVX6     1,484,915.66   1,128,417.17     6.500000  %      1,195.19

-------------------------------------------------------------------------------
                  424,240,245.34    62,615,605.26                  2,356,958.29
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-5A            0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9       227,179.46  2,555,310.51            0.00       0.00     39,612,692.37
A-P             0.00      7,272.20            0.00       0.00        316,730.51
A-V        25,122.99     25,122.99            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,038.14     70,582.46            0.00       0.00     10,887,803.88
M-2        19,320.12     23,097.98            0.00       0.00      3,563,013.19
M-3         8,586.83     10,265.90            0.00       0.00      1,583,582.14
B-1        10,733.29     12,832.07            0.00       0.00      1,979,431.04
B-2         6,442.75      7,702.57            0.00       0.00      1,188,171.86
B-3         6,112.26      7,307.45            0.00       0.00      1,127,221.98

-------------------------------------------------------------------------------
          362,535.84  2,719,494.13            0.00       0.00     60,258,646.97
===============================================================================







































Run:        04/25/05     11:59:46
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1(POOL # 4565) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4565
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     988.238064   54.856999     5.352956    60.209955   0.000000  933.381064
A-P     259.944635    5.834425     0.000000     5.834425   0.000000  254.110210
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     934.155114    0.989434     5.060007     6.049441   0.000000  933.165680
M-2     934.155114    0.989435     5.060007     6.049442   0.000000  933.165679
M-3     934.155105    0.989434     5.060006     6.049440   0.000000  933.165671
B-1     934.155114    0.989435     5.060008     6.049443   0.000000  933.165679
B-2     934.573489    0.989880     5.062269     6.052149   0.000000  933.583610
B-3     759.920042    0.804887     4.116234     4.921121   0.000000  759.115155

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:46                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS1 (POOL #  4565)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4565
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,539.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,916.76

SUBSERVICER ADVANCES THIS MONTH                                       31,130.97
MASTER SERVICER ADVANCES THIS MONTH                                      463.97


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   2,209,860.46

 (B)  TWO MONTHLY PAYMENTS:                                    4     459,662.04

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     404,580.97


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        875,536.85

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      60,258,646.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          450

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  96,571.41

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,290,568.87

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.32981900 %    25.76816100 %    6.86630540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            66.08512800 %    26.60929182 %    7.16497760 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              669,217.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,203.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.27657157
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              312.00

POOL TRADING FACTOR:                                                14.20389688